Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended

Issuer Free Writing Prospectus dated November 20, 2019

Relating to Preliminary Prospectus dated October 17, 2019

Registration Statement No. 333-229116

Leaping Group Co., Ltd.

2,000,000 Ordinary Shares

Free Writing Prospectus

This free writing prospectus relates to the proposed public offering of ordinary shares of Leaping Group Co., Ltd. (the “Company”) that is being registered on a Registration Statement on Form F-1 (No. 333-229116) and should be read together with the preliminary prospectus dated October 17, 2019 (the “Prospectus”), which has been filed by the Company with the Securities and Exchange Commission (the “SEC”) and can be accessed through the following web link:

https://www.sec.gov/Archives/edgar/data/1757083/000110465919054701/tv531068-posam.htm.

The Company has filed the Prospectus with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus (including the risk factors described therein) and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter, or any dealer participating in the offering will arrange to send you the Prospectus if you request it by calling +86 0242 2598 763.

Leaping Group Co., Ltd. (Nasdaq Ticker: YZCM) Investor Presentation November 2019

FWP Issuer Free Writing Prospectus 2 Filed Pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended Registration Statement No. 333 - 229116 The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates (file no . 333 - 229116 ) . Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering . You may get these documents for free by visiting EDGAR on the SEC web site at www . sec . gov . Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling + 86 0242 2598 763 . To review a filed copy of our current registration statement, click on the following link: https://www.sec.gov/Archives/edgar/data/1757083/000110465919054701/tv531068 - posam.htm

Disclaimer 3 This presentation incorporates information from a prospectus filed with the SEC for the offering to which this communication relates and contains forward - looking statements . All statements contained herein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward - looking statements . The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward - looking statements . We have based these forward - looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short - term and long - term business operations and objectives, and financial needs . These forward - looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the “Risk Factors” section of the prospectus . It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements we may make . In light of these risks, uncertainties and assumptions, the future events and trends discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward looking statements .

Risks Related to Our Business 4 • Our limited operating history may not provide an adequate basis to judge our future prospects and results of operations. • Our business is susceptible to fluctuations in the advertising market of China. • We may incur liability for unpaid taxes, including interest and penalties. • A severe or prolonged slowdown in the global or Chinese economy could materially and adversely affect our business and our fi nan cial condition. • Failure to maintain or enhance our brands or image could have a material and adverse effect on our business and results of op era tions. • We may not be able to successfully execute our strategy of expanding into new geographical markets in China, which could have a material and adverse effect on our business and results of operations. • If advertising clients or the viewing public do not accept, or lose interest in, our pre - movie advertising network, we may be un able to generate sufficient cash flow from our operating activities and our prospects and results of operations could be negatively affected. • We derive a large portion of our revenues from the provision of Multi - Channel Advertising Services. If there is a downturn in th e film industry, we may not be able to diversify our revenue sources and our ability to generate revenues and our results of operations could be materially and adversely affected. • If we are unable to carry out our operations as specified in existing service rights agreements, retain existing service righ ts agreements or obtain new service rights agreements on commercially advantageous terms, we may be unable to maintain or expand our network coverage and our costs may increase significantly in t he future. • A substantial majority of our pre - movie advertising revenues are currently concentrated in the movie theaters of Wanda Cinemas a nd Focus Film in Heilongjiang and Liaoning and a large portion of our Event Planning and Execution Services revenues are concentrated in a single client, Renhe Xinhai Advertising Company Limited (“ Renhe ”). If any of these companies experiences a material business disruption, we would likely incur substantial losses of revenues. • One or more of our regional distributors could engage in activities that are harmful to our reputation in the industry and to ou r business. • If we are unable to attract advertising clients to purchase advertising time slots on our network, we will be unable to maint ain or increase our advertising fees, which could negatively affect our ability to grow our profits. • When our current pre - movie advertising network of film screens reaches saturation in the major movie theaters where we operate, we may be unable to offer additional time slots to satisfy all of our advertising clients’ needs, which could hamper our ability to generate higher levels of revenues and profitability over time. • If we cannot manage our growth effectively and efficiently, our results of operations or profitability could be adversely aff ect ed. • If we are unable to compete successfully, our financial condition and results of operations may be harmed. • We may be subject to, and may expend significant resources in defending against, government actions and civil suits based on the content we provide through our pre - movie advertising network.

Risks Related to Our Business 5 • If we fail to hire, train and retain qualified managerial and other employees, our business and results of operations could b e m aterially and adversely affected. • Any failure to register our trademarks or protect our copyright, and other intellectual property rights could have a negative im pact on our business. • Future acquisitions may have an adverse effect on our ability to manage our business. • We have no control over theater chain companies and our Movie Theater Operating Business may be adversely affected if our acc ess to films is limited or delayed. • Our Movie Theater Operating Business depends on film production and performance. • Our movie theaters are subject, at times, to intense competition. • An increase in the use of alternative film delivery methods or other forms of entertainment may drive down the attendance of our theaters and limit our ticket prices. • General political, social, and economic conditions can reduce the attendance of our movie theaters. • Because we may not be able to obtain business insurance in the PRC, we may not be protected from risks that are involved in o ur Movie Theater Operating Business. • If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately re por t our financial results or prevent fraud. • We will incur increased costs as a result of being a public company. • Increases in labor costs in the PRC may adversely affect our business and our profitability. • Because we are a Cayman Islands corporation and all of our business is conducted in the PRC, you may be unable to bring an ac tio n against us or our officers and directors or to enforce any judgment you may obtain. • PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of cu rre ncy conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to WFOE, our PRC subsidiary, or to our VIE, which could materially an d adversely affect our liquidity and our ability to fund and expand our business. • Since our chairman, our CEO, and our vice president together will own 66.43% of our Ordinary Shares following this offering, the y will have the ability to elect directors and approve matters requiring shareholder approval by way of ordinary resolution or special resolution. • The tariffs by the U.S. government and the trade war between the U.S. and China, and on a larger scale, internationally, may dam pen global growth. If the U.S. government, in the future, subjects the services that we provide to tariffs, our business operations and revenues may be negatively impacted. • Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to , w hich could affect investor confidence in us and our Ordinary Shares.

Offering Summary 6 Issuer Leaping Group Co., Ltd. Security Ordinary Shares Nasdaq Capital Market Symbol YZCM Shares Outstanding Prior to Completion of Offering 16,021,126.7606 Ordinary Shares Shares Offered 2, 0 00,000 Ordinary Shares and 15% Overallotment Price $ 4 .00 to $ 6 .00 per ordinary share Offering Size Minimum $ 8 , 0 00,000 Maximum $ 13 , 8 00,000 Use of Proceeds • Expand advertising network • Invest in films and movie theaters • Recruit senior - level employees • Mergers and acquisitions within the industry Lock - Up Agreement • Our officers, directors, and certain shareholders will be subject to industry standard lock - up periods, the details of which will be specified in the lock - up agreements to be entered into with the underwriter Firm Commitment Underwriter Boustead Securities, LLC See offering documents for further risks and disclosures. The offering is made by the offering documents. The listing of our ord inary shares on the Nasdaq Capital Market is subject to the approval of Nasdaq. Past performance is not indicative of future results. Investments may be speculative, illi qui d and there is a risk of loss. 6

Investment Highlights Strong financial performance and profitable track - record Growing demand for multimedia services in China , with tremendous upside potential Expert senior management team with extensive industry experience Already executed a well - defined market launch and growth strategy Developing and integrating multiple markets Strong growth drivers and increasing market recognition See offering documents for further risks and documents. There is no guarantee that any specific outcome will be achieved. Pas t p erformance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of loss. 7

Company Overview 8 OUR BUSINESSES x We are engaged in four major businesses, Multi - Channel Advertising Business , Event Planning & Execution Business , Film Production Business , and Movie Theater Operating Business. x Our primary market is the two provinces of Heilongjiang and Liaoning. x Our goal is to become one of China’s leading film industry multimedia service providers, with geographical coverage in major first - tier and second - tier cities on the eastern seaboard and in the central area of China. Leaping Group Co., Ltd. A multimedia service provider based in Shenyang, China See offering documents for further information. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Inves tme nts may be speculative, illiquid and there is a risk of loss.

Business Overview Multi - Channel Advertising Services 9 605 16 75 42 33 We plan to expand our pre - movie advertising network into eight provinces on the eastern seaboard and in the central area of China in the next three years, covering first - tier and second - tier cities such as Hangzhou, Jinan, Nanjing, Qingdao and Wuhan. Film Screens Movie Theaters Cities Largest pre - movie advertising network in Heilongjiang and Liaoning: Exclusive rights to display pre - movie local advertisements in: Wanda Cinemas in Heilongjiang and Liaoning Movie Theaters of Focus Film in 5 cities in Liaoning Pre - movie Advertising in Movie Theaters For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. Past performance is not ind ica tive of future results. Investments may be speculative, illiquid and there is a risk of loss.

Business Overview Multi - Channel Advertising Services 10 50,000 14 Elevators Supermarkets Elevator and Supermarket Advertising Advertising clients purchase advertising slots on our advertising network directly and negotiate the terms of the advertising purchase agreements directly with us. 269 Our Advertising Clients: National & International Brands We also provide tailored advertising programs in elevators and supermarkets for international and domestic brands and help them expand in the markets of Heilongjiang and Liaoning. Returning clients who purchased advertising time slots more than once 433 Clients for the fiscal year ended June 30, 2019 See offering documents for further risks and documents. There is no guarantee that any specific outcome will be achieved. Pas t p erformance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of loss.

Business Overview During the fiscal year ended June 30, 2019 Event Planning & Execution Business 11 Typical marketing events include: x Brand promotion through elevator and in - store LED billboard advertisements x Potential customer information collection by offering incentives such as static display, performances, free movie tickets, and VR experiences We are often hired to plan customized advertising campaigns, including both online and offline events, for international and domestic brands that want to expand their businesses in Heilongjiang and Liaoning . 27 30,000 23 Offline Events Online Events Target Customers For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. Past performance is not ind ica tive of future results. Investments may be speculative, illiquid and there is a risk of loss .

Business Overview 12 Film Production Business W e invest in films and TV programs and distribute them in movie theaters or through online platforms. Film “The Master - Hand” x Filmed in 2018 x Planned to be released in February 2020 Web TV series “Meet Myself” x Released in April 2018 on iQIYI . x Recommended by iQIYI on its home page x 14 million video clicks within four weeks of its release For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. Past performance is not ind ica tive of future results. Investments may be speculative, illiquid and there is a risk of loss .

Business Overview 13 Movie Theater Operating Business For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. Past performance is not ind ica tive of future results. Investments may be speculative, illiquid and there is a risk of loss. • Our Movie Theater Operating Business includes the investment in and running of movie theaters in China . • As of October 31 , 2019 , we were operating three movie theaters in Shenyang with a total of 17 screens . • Operating our own movie theaters will further enhance both our Multi - Channel Advertising Business and Film Production Business . • In the fiscal year ended June 30 , 2019 , we had total revenues of approximately US $ 341 , 575 generated from our Movie Theater Operating Business .

Board of Directors 14 Bo Jiang, Chairman of the Board and Director Mr . Bo Jiang has been our Company’s Chairman of the Board since August 2018 and the chairman of Leaping Media Group Co . , Ltd . since April 2015 . From April 2013 to March 2015 , Mr . Jiang served as the vice president of China Business Times . From May 2009 to April 2013 , Mr . Jiang served as the office director of Liaoshen Evening News . From September 2006 to May 2009 , Mr . Jiang served as the director of the Business Planning Department of Chinese Business Morning News . Mr . Jiang has over 15 years of experience of investment in the film industry and management of media companies . Mr . Jiang holds an Executive Master of Business Administration degree from Liaoning University . Tao Jiang, Chief Executive Officer and Director Mr . Tao Jiang is a director nominee of the Company and has been our CEO since August 2018 . Mr . Jiang is the founder of Leaping Media Group Co . , Ltd . and has been its CEO since November 2013 . From October 2012 to October 2013 , Mr . Jiang served as the sales director of Focus Media (Shenyang) Co . , Ltd . Mr . Jiang holds a bachelor’s degree in Accounting from Liaoning University of International Business and Economics . Douglas Menelly , I ndependent D irector N ominee Mr . Douglas Menelly is an independent director nominee of the Company . Mr . Menelly is the co - founder of E - Options Communications Consulting and has served as its managing director since January 2018 . Before founding E - Options Communications Consulting, he worked at Aspen Insurance Group, and served as the senior vice president for corporate communications from August 2016 to October 2017 , the global head of marketing from July 2015 to August 2016 , and the senior vice president for marketing from November 2013 to July 2015 . From December 2011 to November 2013 , Mr . Menelly served as the global communications director of American International Group . From November 2009 to October 2011 , Mr . Menelly served as the vice president for investor relations & communications of SinoHub , Inc . Mr . Menelly received his Executive MBA degree from Columbia Business School in 2012 , his master’s degree in Operations Management from New York University in 2001 , and his bachelor’s degree in Civil Engineering from State University of New York in 1997 . Adam (Xin) He, I ndependent D irector N ominee Mr . Adam (Xin) He is an independent director nominee of the Company . Since May 2012 , he has served as the chief financial officer of Wanda America Investment Holding Company, a U . S . subsidiary of Dalian Wanda Group, a Fortune Global 500 company . As the chief financial officer of Wanda America Investment Holding Company, he managed a 101 - story landmark “Vista Tower” development in downtown Chicago and a NYSE - traded company, AMC Entertainment Holdings, Inc . , the largest movie exhibitor in the U . S . He also served as an independent director at Nasdaq listed companies iFresh Inc . from November 2017 to March 2018 and Professional Diversity Network and Energy Focus Inc . from July 2014 to July 2015 . From December 2010 to May 2012 , Mr . He served as the financial controller at Xinyuan Real Estate Co . , Ltd . , an NYSE - listed developer of large scale, high - quality residential real estate projects . Mr . He received a bachelor’s degree and a master’s degree in taxation from Central University of Finance and Economics in Beijing in 1993 and 2001 , and a master’s degree in accounting from Seton Hall University in New Jersey in 2017 . He is a Certified Public Accountant in both the United States and the PRC . Christopher Kohler, I ndependent D irector N ominee Mr . Christopher Kohler is an independent director nominee of the Company . Mr . Kohler has been the owner of Chris Kohler Consulting, Inc . since April 2012 , providing accounting and finance consulting to businesses with temporary and/or ongoing accounting and financial needs . Mr . Kohler has served as the corporate controller of BlackRidge Technology International, Inc . since July 2017 . From May 2014 to December 2016 , Mr . Kohler served as the vice president and corporate controller of Bearcat Energy LLC . From July 2011 to July 2014 , Mr . Kohler served as a manager of Now CFO, LLC . From September 2010 to July 2011 , Mr . Kohler served as a staff accountant of Spicer Jeffries, LLP . From March 2009 to September 2010 , Mr . Kohler served as a finance/accounting associate of Tempo Financial . From March 2002 to December 2008 , Mr . Kohler served as a branch manager and consumer underwriter for several banking institutions . Mr . Kohler received his MBA degree in Finance and Master of Accountancy from University of Colorado in 2010 and his Bachelor of Science in Marketing from Indiana University in 2002 .

Management Team



Tao Jiang *Chief Executive Officer and Director Nominee*

Mr. Tao Jiang is a director nominee of the Company and has been our CEO since August 2018. Mr. Jiang is the founder of Leaping Media Group Co., Ltd. and has been its CEO since November 2013. From October 2012 to October 2013, Mr. Jiang served as the sales director of Focus Media (Shenyang) Co., Ltd. Mr. Jiang holds a bachelor's degree in Accounting from Liaoning University of International Business and Economics.



Ziwei Xu *Chief Financial Officer*

Ms. Ziwei Xu has been our CFO since August 2018, and the CFO of Leaping Media Group Co., Ltd. since November 2013. From July 2011 to September 2013, Ms. Xu served as an auditor of Ruihua Certified Public Accountants, LLP (Liaoning Branch). Ms. Xu holds a bachelor's degree in International Economics and Trade from Liaoning University of Science and Technology.



Liquan Wang *Vice President*

Mr. Liquan Wang has been our vice president since August 2018, and the vice president of Leaping Media Group Co., Ltd. since January 2018. Since January 2018, Mr. Wang has served as the CEO of Harbin Yuechuzhong Media Co., Ltd., a wholly-owned PRC subsidiary of the Company. From January 2016 to November 2017, Mr. Wang served as the sales director of Toutiao (Liaoning). From July 2015 to October 2015, Mr. Wang served as the sales director of Sohu Focus (Shenyang). From February 2006 to July 2015, Mr. Wang served as the reporter, editor, and sector director of China Business Times. Mr. Wang holds a bachelor's degree in Journalism from Liaoning University.



Di Wang *Vice President*

Ms. Di Wang has been our vice president since August 2018, and the vice president of Leaping Media Group Co., Ltd. since January 2017. From March 2011 to December 2016, Ms. Wang served as the operation manager of China Resources (Shenyang) Co., Ltd. Ms. Wang holds a bachelor's degree in Accounting from Liaoning University of International Business and Economics.

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Industry Overview *Northeast China refers to Liaoning Province, Jilin Province, and Heilongjiang Province The market size of pre - movie advertising services has increased from RMB1.2 billion in 2013 to RMB7.0 billion in 2018, represent ing a CAGR of 42.3% from 2013 to 2018, and is expected that pre - movie advertising services will reach RMB23.1 billion in 2023, represe nting a CAGR of 26.9% from 2019 to 2023. Market Size of Pre - Movie Advertising Services (PRC), 2013 - 2023E 16 RMB Billion 1.2 1.6 2.2 3.2 5.2 6.8 9.1 11.8 15.2 19.6 23.1 0 5 10 15 20 25 30 2013 2014 2015 2016 2017 2018E 2019E 2020E 2021E 2022E 2023E 6.4% 93.6% Northeast China Others 2018 Market Size: RMB 7.0 Billion Source: Frost & Sullivan For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. Numbers are estimated, unau dit ed and may be subject to change. See offering documents for further risks and disclosures. Past performance is not indicative of future results. Investments may b e s peculative, illiquid and there is a risk of loss.

Industry Overview Market Size of Brand Management, Design and Production Service Industry (PRC), 2013 - 2023E • The market size of the design and production services industry in the PRC has increased from RMB48.4 billion in 2013 to RMB63.0 billion in 2018, representing a CAGR of 5.4% . • With the continued development of the PRC economy, and increasingly sophisticated design and production services requested by clients, the market size is forecasted to maintain its growth momentum at a CAGR of 6.1% reaching RMB85.1 billion in 2023. Market Size of Event Management Service Industry (PRC), 2013 - 2023E • In line with the growth of the economy and the development of various industries in the PRC, the event management market has increased from RMB231.7 billion in 2013 to RMB354.1 billion in 2018 , representing a CAGR of 8.9%. • With the growing macro economy and downstream industries in China, and increase in annual per capital disposable income, the market size is forecasted to maintain its growth momentum at a CAGR of 10.2 % reaching RMB562.4 billion in 2023. 17 48.4 50.3 53.2 56.0 60.4 63.0 67.2 70.1 76.2 81.0 85.1 0 10 20 30 40 50 60 70 80 90 2013 2014 2015 2016 2017 2018E 2019E 2020E 2021E 2022E 2023E 231.7 261.3 285.7 304.0 335.9 354.1 381.1 423.2 465.2 515.2 562.4 0 100 200 300 400 500 600 2013 2014 2015 2016 2017 2018E 2019E 2020E 2021E 2022E 2023E RMB Billion RMB Billion Source: Frost & Sullivan For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. Numbers are estimated, unau dit ed and may be subject to change. See offering documents for further risks and disclosures. Past performance is not indicative of future results. Investments may be speculative, illi qui d and there is a risk of loss.

Growth Drivers 18 Increasing number of film screens Rising national spending on entertainment services Rapid expansion in second and third - tier cities Favorable governmental policies on promoting creative design industry Improving MICE infrastructure and facilities Rising demand for design and production services in the PRC For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. Past performance is not ind ica tive of future results. Investments may be speculative, illiquid and there is a risk of loss.

Our Competitors National: 19 L ocal : • Advertising companies that operate pre - movie advertising networks in movie theaters, and out - of - home digital advertising networks beyond the film sector • In - house advertising companies of cinemas that may operate their own advertising networks • Other advertising media companies (Internet, street furniture displays, billboards and public transport advertising companies) and with traditional advertising media (newspapers, TV, magazines and radio) which may advertise near the cinemas in which we have exclusive contract rights to operate pre - movie advertising Our businesses compete primarily with several different groups of competitors: For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. Past performance is not ind ica tive of future results. Investments may be speculative, illiquid and there is a risk of loss.

S trong management and sales team with extensive industry experience H ighly recognized brand name with a large base of advertising clients I ntegration of film and TV industry Largest pre - movie advertising network in Heilongjiang and Liaoning A dvertising service contracts and established relationships with major movie theater operators Competitive Advantages For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. Past performance is not ind ica tive of future results. Investments may be speculative, illiquid and there is a risk of loss. 20

Financial Highlights 21 $5,038 $11,680 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 FY2018 FY2019 Thousands Revenue (For the Years Ended June 30) $2,326 $5,189 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 FY2018 FY2019 Thousands Net Income (For the Years Ended June 30) $3,385 $8,292 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 FY2018 FY2019 Thousands Gross Profit (For the Years Ended June 30) For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. Past performance is not ind ica tive of future results. The above financials are extracted based on audited accounts for the twelve months ended June 30, 2018 and June 30, 2019. Investments may be speculati ve, illiquid and there is a risk of loss.

Financial Highlights 22 46.2% 44.4% 0% 10% 20% 30% 40% 50% 60% FY2018 FY2019 Net Margin (For the Years Ended June 30) 60.9% 59.0% 0% 10% 20% 30% 40% 50% 60% 70% FY2018 FY2019 Operating Margin (For the Years Ended June 30) For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. Past performance is not ind ica tive of future results. The above financials are extracted based on audited accounts for the twelve months ended June 30, 2018 and June 30, 2019. Investments may be specu lat ive, illiquid and there is a risk of loss.

Growth Strategies

越众传媒集团 LEAPING MEDIA GROUP

1
Expand the geographic coverage and reach of our pre-movie advertising network

We intend to expand our pre-movie advertising network by connecting additional movie theaters to our network. Our current network includes 16 cities in the two provinces of Heilongjiang and Liaoning. We plan to expand our network into eight provinces on the eastern seaboard and in the central area of China in the next three years, including first-tier cities such as Hangzhou, Jinan, Nanjing, Qingdao, and Wuhan.

2
Continue to promote our brand name and the value of pre-movie advertising

We will continue to promote our brand name through proactive sale and marketing efforts. We believe this will allow us to broaden our client base as well as strengthen our relationships with cinema operators, advertising agencies and content providers. We will also take initiatives to highlight the value of pre-movie advertising relative to other media.

3
Increase investment in film and TV program production

We plan to increase our investment in the Film Production Business and produce at least one TV series and two films every year. Some of the companies we currently work with are Wanda Cinemas, Enlight Media, Emperor Entertainment Group, and iQIYI. In addition, we intend to purchase high-quality Chinese and international TV programs and films with a focus on U.S. animations, and work with Broadway producers to introduce more Broadway shows to the Chinese audience.

4
Purchase and operate movie theaters

We plan to invest in or build 50 movie theaters in China through strategic relationships and acquisitions in the next three years. These movie theaters will be located in first-tier and second-tier cities in China, such as Changchun, Hangzhou, Harbin, Qingdao, Shenyang, and Wuhan.

For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of loss.
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Contact Underwriter Boustead Securities, LLC Dan McClory Managing Director, Head of ECM, Head of China Email: dan@boustead1828.com Tel:+1 - 949 - 233 - 7869 Address : 6 Venture, Suite 265, Irvine, CA 92618 USA Investor Relations Ascent Investor Relations LLC Tina Xiao President Email: tina.xiao@ascent - ir.com Tel:+1 - 917 - 609 - 0333 Address: 733 Third Avenue 16th Floor, New York, NY 10017 USA Company Leaping Group Co., Ltd. Ziwei Xu Chief Financial Officer Email: xuziwei@mediayz.com Tel: +86 - 18640040683 Address: Room 2010, Huaruntiexi Centre, No.158, Jianshe East Road, Tiexi District, Shenyang City, Liaoning Province, P.R.China. 24